UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2006

WAKO LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Howard Avenue
Suite 232
Des Plaines, Illinois 60018
(Address of Principal Executive Offices/Zip Code)

(847) 294-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01   Other Events.

On June 2, 2006, Wako Logistics Group, Inc. (“WLG”) filed a Form 8-K announcing WLG’s entry into a Memorandum of Agreement (“MOA”) with the shareholders of Dean World Cargo Pty Ltd. (“DWC”) and the unitholders (the “Dean Units”) (collectively, the “Sellers”) of Dean International Unit Trust (“Dean Cargo”) regarding a proposed acquisition by WLG of all of the outstanding common stock of DWC and all of the Dean Units in an all cash transaction (the “Transaction”). DWC, in its capacity as trustee of Dean Cargo, conducts the business of Dean Cargo.

Among other things, the MOA provided that the Transaction would be subject to the negotiation and finalization of various agreements and other collateral documents as necessary to complete the Transaction. (See the Form 8-K filed on June 2, 2006 for a more complete description of the MOA and the Transaction)

Effective as of the date of this Report, the Sellers to the MOA have determined not to proceed with the proposed Transaction.

WLG and Dean Cargo have worked closely together for many years, providing a wide range of logistics services to the customers of each company. Both companies expect that they will continue to work together, just as they have done in the past.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to WLG’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the WLG’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the WLG’s control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAKO LOGISTICS GROUP, INC.

Date: August 15, 2006	By:	/s/ Christopher Wood
Christopher Wood
Chief Executive Officer